Exhibit 99.1

            Compuware Realigns Certain Product Development Activities Centralization to Reduce Costs, Increase Technical Synergy and Integration

DETROIT, June 11 /PRNewswire-FirstCall/ -- Compuware Corporation (Nasdaq: CPWR) today announced the realignment and centralization of a number of its product development activities. This action will reduce the company's operating costs by approximately $25 million annually and will eliminate the positions of approximately 245 employees. Specifically, the company plans to:

- Transition development of its DevPartner product family from Merrimack, New Hampshire to its Detroit headquarters. The company will maintain its sales presence in Merrimack.

- Transition development of its ApplicationVantage product from San Diego to its Gdansk, Poland facility, where the company develops a number of its other Vantage products. The company will maintain its sales presence in San Diego.

- Transition development of its OptimalJ product from Amsterdam to its Detroit headquarters. Compuware will continue to develop its Uniface product family in Amsterdam, where it will also maintain its sales presence.

"Compuware will continue to enhance and invest in these products, particularly in strategic solutions such as ApplicationVantage, DevPartner Studio and Uniface," said Compuware Chief Information Officer Chris Bockhausen. "The company has planned very carefully to ensure that it maintains a high level of service and technical support for all of its customers during and after this transition."

Through this realignment, Compuware and its customers will benefit from increased technical synergy and integration as the company consolidates its application network performance expertise in Gdansk and its application delivery and application quality expertise in Detroit. This centralization will create a critical mass of talented and experienced developers, architects, technical communicators and business leaders to move these solutions forward.

Compuware Corporation

Compuware Corporation maximizes the value IT brings to the business by helping CIOs more effectively manage the business of IT. Compuware solutions accelerate the development, improve the quality and enhance the performance of critical business systems while enabling CIOs to align and govern the entire IT portfolio, increasing efficiency, cost control and employee productivity throughout the IT organization. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com.

Press Contact
Lisa Elkin, Vice President, Compuware Communications and Investor
Relations, lisa.elkin@compuware.com, 313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date

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of this release.  While we believe any forward- looking  statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

SOURCE Compuware Corporation

CONTACT: Lisa Elkin, Vice President, Compuware Communications and Investor Relations of Compuware Corporation, +1-313-227-7345, lisa.elkin@compuware.com


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Compuware Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.